News Release

For Further Information:

Jessica Gulis, 248.559.0840

ir@cnfrh.com

Conifer Holdings Reports 2024 Second Quarter Financial Results

Company to Host Conference Call at 8:30 AM ET on Wednesday, August 14, 2024

Troy, MI, August 13, 2024 – Conifer Holdings, Inc. (Nasdaq: CNFR) (“Conifer” or the “Company”) today announced results for the second quarter ended June 30, 2024.

Second Quarter 2024 Financial Highlights (compared to the prior year period)

•
Expense ratio improved 5.8 percentage points to 32.1%
•
Net investment income increased 11.2% over the prior year period to $1.5 million
•
Significant progress in planned gross written premium shift toward MGA model

Management Comments

Nick Petcoff, CEO of Conifer, commented, "We are pleased to report significant advances in our strategic transformation. Our main focus is shifting premium away from the traditional risk-bearing carrier revenue model to a more sustainable and scalable production-based revenue approach. This change reflects our commitment to aligning our business model with market demands by creating long-term value.”

Strategic Turn toward Non-Risk Bearing Revenue

Conifer saw significant progress in the second quarter of 2024 in its initiative to run commercial gross written premium through its wholly owned managing general agency (“MGA”), Conifer Insurance Services (CIS). This strategic shift away from a traditional risk-bearing revenue model to focus instead on a wholesale agency, production-based approach began in late 2023, and the Company expects 100% of future commercial gross written premium to flow through its MGA.

This approach is intended to optimize Conifer’s resources and will complement the Company’s shift to primarily focus on commission revenues within its MGA. Accordingly, Conifer anticipates that substantially all commercial lines business will be directly written by third-party insurers with A.M. Best ratings of A- or better by the end of the third quarter in 2024.

During the second quarter of 2024, Conifer continued advancing its plan to direct premium to capacity providers for coverage across multiple commercial lines of business. Furthermore, the

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transfer of cannabis premium to capacity providers has progressed at a steady pace, and the Company expects to ultimately shift all premium for this line of business to its capacity partners as well. The Company expects that this and other capacity initiatives will significantly boost the premiums placed by its agency segment, ultimately driving higher commission revenue over time.

The Company has continued to underwrite low-value homeowners business in Texas and the Midwest. As detailed in the Personal Lines results overview below, premium for the second quarter of 2024 increased 23.0% from the prior year period.

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2024 Second Quarter Financial Results Overview

	At and for the Three Months Ended June 30,			At and for the Six Months Ended June 30,
	2024	2023	% Change	2024	2023	% Change
	(dollars in thousands, except share and per share amounts)

Gross written premiums	$18,971	$44,674	-57.5%	$43,284	$80,888	-46.5%
Net written premiums	13,247	29,328	-54.8%	28,638	47,670	-39.9%
Net earned premiums	16,666	23,183	-28.1%	33,553	45,135	-25.7%

Net investment income	1,505	1,354	11.2%	3,057	2,661	14.9%
Net realized investment gains (losses)	(118)	-	**	(118)	-	**
Change in fair value of equity securities	(196)	(12)	**	(153)	682	**

Net income (loss) allocable to common shareholders	(3,950)	(4,739)		(3,876)	(3,738)
Net income (loss) per share, diluted	$(0.32)	$(0.39)		$(0.32)	$(0.31)

Adjusted operating income (loss)*	(3,636)	(4,727)		(3,605)	(4,420)
Adjusted operating income (loss) per share, diluted*	$(0.30)	$(0.39)		$(0.30)	$(0.36)

Book value per common share outstanding	$(0.10)	$1.38		$(0.10)	$1.38

Weighted average shares outstanding, basic and diluted	12,222,881	12,220,331		12,222,881	12,218,102

Underwriting ratios:
Loss ratio (1)	91.5%	83.0%		76.6%	72.9%
Expense ratio (2)	32.1%	37.9%		33.4%	37.6%
Combined ratio (3)	123.6%	120.9%		110.0%	110.5%

2024 Second Quarter Gross Written Premium

Gross written premiums decreased 57.5% in the second quarter of 2024 to $19.0 million, compared to $44.7 million in the prior year period. This decrease reflects the Company’s continued progress toward its goal to reduce premium leverage on operating subsidiaries and focus on non-risk bearing revenue.

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Commercial Lines Financial and Operational Review

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	% Change	2024	2023	% Change
	(dollars in thousands)

Gross written premiums	$6,782	$34,761	-80.5%	$19,544	$63,736	-69.3%
Net written premiums	4,285	20,485	-79.1%	12,572	32,726	-61.6%
Net earned premiums	8,681	17,487	-50.4%	17,478	34,610	-49.5%

Underwriting ratios:
Loss ratio	79.4%	77.5%		77.9%	69.5%
Expense ratio	25.3%	37.4%		29.1%	36.8%
Combined ratio	104.7%	114.9%		107.0%	106.3%

Contribution to combined ratio from net (favorable) adverse prior year development	23.6%	5.0%		12.0%	0.2%

Accident year combined ratio (1)	81.1%	109.9%		95.0%	106.1%

The Company’s commercial lines of business represented 35.7% of total gross written premium in the second quarter of 2024. As noted above, premium decreased considerably year over year in keeping with the strategic shift to a commission-based revenue model through Conifer’s managing general agency, CIS.

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Personal Lines Financial and Operational Review

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	% Change	2024	2023	% Change
	(dollars in thousands)

Gross written premiums	$12,189	$9,913	23.0%	$23,740	$17,152	38.4%
Net written premiums	8,962	8,843	1.3%	16,066	14,944	7.5%
Net earned premiums	7,985	5,696	40.2%	16,075	10,525	52.7%

Underwriting ratios:
Loss ratio	104.6%	100.1%		75.2%	84.1%
Expense ratio	39.5%	39.2%		38.1%	40.0%
Combined ratio	144.1%	139.3%		113.3%	124.1%

Contribution to combined ratio from net (favorable) adverse prior year development	9.3%	(6.4)%		1.4%	-7.2%

Accident year combined ratio	134.8%	145.7%		111.9%	131.3%

Personal lines, representing 64.3% of total gross written premium for the quarter. Personal lines gross written premium increased 23.0% from the prior year period to $12.2 million for the second quarter of 2024, led by growth in the Company’s low-value dwelling line of business in Texas and the Midwest. Seasonal spring storms significantly impacted our personal lines results for the quarter, mainly from the Oklahoma based business, which is in run-off. The run-off for that book is expected to be largely complete by the end of this year.

Combined Ratio Analysis

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Underwriting ratios:
Loss ratio	91.5%	83.0%	76.6%	72.9%
Expense ratio	32.1%	37.9%	33.4%	37.6%
Combined ratio	123.6%	120.9%	110.0%	110.5%

Contribution to combined ratio from net (favorable)
adverse prior year development	16.8%	2.2%	6.9%	-1.5%

Accident year combined ratio	106.8%	118.7%	103.1%	112.0%

Net Investment Income

Net investment income was $1.5 million for the quarter ended June 30, 2024, compared to

$1.4 million in the prior year period.

Change in Fair Value of Equity Securities

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During the quarter, the Company reported a loss from the change in fair value of equity investments of $196,000, compared to a $12,000 loss in the prior year period.

Net Income (Loss) allocable to common shareholders

The Company reported net loss allocable to common shareholders of $4.0 million, or $0.32 per share, for the second quarter of 2024.

Adjusted Operating Income (Loss)

In the second quarter of 2024, the Company reported an adjusted operating loss of $3.6 million, or $0.30 per share. See Definitions of Non-GAAP Measures.

Earnings Conference Call with Accompanying Slide Presentation

The Company will hold a conference call/webcast on Wednesday, August 14, 2024, at 8:30 a.m. ET to discuss results for the second quarter ended June 30, 2024.

Investors, analysts, employees and the general public are invited to listen to the conference call via:

Webcast: On the Event Calendar at IR.CNFRH.com

Conference Call: 844-868-8843 (domestic) or 412-317-6589 (international)

The webcast will be archived on the Conifer Holdings website and available for replay for at least one year.

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About Conifer Holdings

Conifer Holdings, Inc. is a Michigan-based property and casualty holding company. Through its subsidiaries, Conifer offers specialty insurance coverage for both commercial and personal lines, marketing through independent agents in all 50 states. The Company is traded on the Nasdaq Global Market under the symbol CNFR. Additional information is available on the Company's website at www.ir.cnfrh.com.

Forward-Looking Statement

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include Conifer’s expectations regarding premiums, earnings, its capital position, expansion, and growth strategies. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information. The forward-looking statements are qualified by important factors, risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in the forward-looking statements, including those described in our form 10-K (“Item 1A Risk Factors”) filed with the SEC on April 1, 2024 and subsequent reports filed with or furnished to the SEC. Any forward-looking statement made by us in this report speaks only as of the date hereof or as of the date specified herein. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws or regulations.

Definitions of Non-GAAP Measures

Conifer prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.

We believe that investors’ understanding of Conifer’s performance is enhanced by our disclosure of adjusted operating income. Our method for calculating this measure may differ from that used by other companies and therefore comparability may be limited. We define adjusted operating income (loss), a non-GAAP measure, as net income (loss) excluding: 1) net realized investment gains and losses and 2) change in fair value of equity securities. We use adjusted operating income as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance.

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Reconciliations of adjusted operating income (loss) and adjusted operating income (loss) per share:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

	(dollar in thousands, except share and per share amounts)

Net income (loss) allocable to common shareholders	$(3,950)	$(4,739)	$(3,876)	$(3,738)
Less:
Net realized investment gains (losses)	(118)	-	(118)	-
Change in fair value of equity securities	(196)	(12)	(153)	682
Impact of fincome tax expense (benefit) from adjustments *	-	-	-	-
Adjusted operating income (loss)	$(3,636)	$(4,727)	$(3,605)	$(4,420)

Weighted average common shares, diluted	12,222,881	12,220,331	12,222,881	12,218,102

Diluted income (loss) per common share:
Net income (loss) allocable to common shareholders	$(0.32)	$(0.39)	$(0.32)	$(0.31)
Less:
Net realized investment gains (losses)	(0.01)	-	(0.01)	-
Change in fair value of equity securities	(0.01)	-	(0.01)	0.05
Impact of income tax expense (benefit) from adjustments *	-	-	-	-
Adjusted operating income (loss), per share	$(0.30)	$(0.39)	$(0.30)	$(0.36)

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	June 30,	December 31,
	2024	2023
Assets
Investment securities:
Debt securities, at fair value (amortized cost of $132,889 and $135,370, respectively)	$119,371	$122,113

Equity securities, at fair value (cost of $1,844 and $2,385, respectively)	1,660	2,354
Short-term investments, at fair value	23,339	20,838
Total investments	144,370	145,305

Cash and cash equivalents	9,697	11,125
Premiums and agents' balances receivable, net	30,583	29,369
Receivable from Affiliate	1,174	1,047
Reinsurance recoverables on unpaid losses	74,358	70,807
Reinsurance recoverables on paid losses	8,614	12,619
Prepaid reinsurance premiums	13,494	28,908
Deferred policy acquisition costs	4,606	6,285
Other assets	6,038	6,339
Total assets	$292,934	$311,804

Liabilities and Shareholders' Equity
Liabilities:
Unpaid losses and loss adjustment expenses	$174,786	$174,612
Unearned premiums	44,820	65,150
Reinsurance premiums payable	1,408	246
Debt	24,832	25,061
Funds held under reinsurance agreements	23,602	24,550
Premiums payable to other insureds	19,299	13,986
Accounts payable and accrued expenses	5,352	5,310
Total liabilities	294,099	308,915

Commitments and contingencies	—	—

Shareholders' equity:
Preferred stock, no par value (10,000,000 shares authorized; 1,000 issued and outstanding, respectively)	6,000	6,000
Common stock, no par value (100,000,000 shares authorized; 12,222,881 issued and outstanding, respectively)	98,170	98,100
Accumulated deficit	(90,559)	(86,683)
Accumulated other comprehensive income (loss)	(14,776)	(14,528)
Total shareholders' equity	(1,165)	2,889
Total liabilities and shareholders' equity	$292,934	$311,804

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	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023

Revenue and Other Income
Premiums
Gross earned premiums	$29,381	$36,013	$63,613	$70,307
Ceded earned premiums	(12,715)	(12,830)	(30,060)	(25,172)
Net earned premiums	16,666	23,183	33,553	45,135
Net investment income	1,505	1,354	3,057	2,661
Net realized investment gains (losses)	(118)	—	(118)	-
Change in fair value of equity securities	(196)	(12)	(153)	682
Agency commission income	8,831	211	13167	641
Other income	160	187	420	383
Total revenue and other income	26,848	24,923	49,926	49,502

Expenses
Losses and loss adjustment expenses, net	15,281	19,319	25,801	33,032
Policy acquisition costs	10,480	4,413	17,493	9,134
Operating expenses	4,256	5,114	8,751	9,393
Interest expense	869	820	1,746	1,506
Total expenses	30,886	29,666	53,791	53,065

Income (loss) before equity earnings in Affiliate and income taxes	(4,038)	(4,743)	(3,865)	(3,563)
Equity earnings in Affiliate, net of tax	228	4	286	(175)
Income tax expense (benefit)	(18)	-	(18)	-

Net income (loss)	(3,792)	(4,739)	(3,561)	(3,738)
Preferred stock dividends	158	-	315	-
Net income (loss) allocable to common shareholders	(3,950)	(4,739)	(3,876)	(3,738)

Earnings (loss) per common share, basic and diluted	$(0.32)	$(0.39)	$(0.32)	$(0.31)

Weighted average common shares outstanding, basic and diluted	12,222,881	12,220,331	12,222,881	12,218,102